UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

GREEN DRAGON WOOD PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Florida	26-1133266
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Unit 1914, 19th Floor, Miramar Tower 132 Nathan Road Tsimshatsui Hong Kong Tel: 852-2482-5168 Fax: 852-2482-5268	852
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common stock, par value of $0.001 per Share	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box ⁫[  ]

If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instructions A.(d), check the following box  [X]

Securities Act registration statement file number to which this form relates: 333-147988

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock with a par value of $0.001 per share

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered

A description of the Registrant’s Common Stock is set forth under the caption “Description of Securities” contained in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-147988) as originally filed with the Securities and Exchange Commission on December 12, 2007 (the “Registration Statement”), and the amendments thereto, and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

Item 2.  Exhibits

Exhibit No.	Description
3.1	Articles of Incorporation – Hong Kong Filed on January 23, 2008 as Exhibit 3.1 to the registrant’s Registration Statement on Form SB-2 (File No. 333-147988) and incorporated herein by reference.
3.2

Articles of Incorporation – British Virgin Islands

Filed on January 23, 2008 as Exhibit 3.2 to the registrant’s Registration Statement on Form SB-2 (File No. 333-147988) and incorporated herein by reference.

3.3	Articles of Incorporation – Florida Filed on January 23, 2008 as Exhibit 3.3 to the registrant’s Registration Statement on Form SB-2 (File No. 333-147988) and incorporated herein by reference.
3.4	By-Laws Filed on January 23, 2008 as Exhibit 3.4 to the registrant’s Registration Statement on Form SB-2 (File No. 333-147988) and incorporated herein by reference.
4.1

SHARE EXCHANGE AGREEMENT between Fit Sum Group Limited, Inc., a British Virgin Islands corporation and Green Dragon Wood Products Co. Limited, a Hong Kong company

Filed on January 23, 2008 as Exhibit 4.1 to the registrant’s Registration Statement on Form SB-2 (File No. 333-147988) and incorporated herein by reference.

4.2

SHARE EXCHANGE AGREEMENT between Green Dragon Wood Products, Inc., a Florida corporation and Fit Sum Group Limited, a British Virgin Islands company

Filed on January 23, 2008 as Exhibit 4.2 to the registrant’s Registration Statement on Form SB-2 (File No. 333-147988) and incorporated herein by reference.

23

Consent of Experts and Counsel: Independent Auditor's Consent by Madsen & Associates, C.P.A., Inc.

Filed on April 24, 2008 as Exhibit 23.4 to the registrant’s Registration Statement on Form S-1/A (File No. 333-147988) and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Act of 1934, the registrant has duly caused this registration statement on its behalf by the undersigned, thereto duly authorized.

GREEN DRAGON WOOD PRODUCTS, INC.

Date:

August 15, 2008

By:

 /s/Kwok Leung Lee

Kwok Leung Lee

President and Director